Exhibit 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                       FISCAL YEAR
                                    ---------------------------------------------------------------------------------------------
                                                                  (dollars in thousands)


                                     1992       1993       1994      1995         1996         1996         1996         1996
                                    -------    -------    -------   -------      -------      -------      -------      -------
                                                  (Predecessor)               (3.5 months)  (8.5 months) (12 Months)
                                                                              (Predecessor)  (Successor)  (Combined)  (Pro Forma)

Income before income taxes .......  $ 3,238    $ 8,620    $12,037   $21,189      $ 8,988      $12,969      $21,957      $21,957
Equity income (loss) .............     (297)        13        529     3,393           82        1,811        1,893        1,893
                                    -------    -------    -------   -------      -------      -------      -------      -------
Income before income taxes and
extraordinary items ..............    2,941      8,633     12,566    24,582        9,070       14,780       23,850       23,850
Fixed charges:
Cash interest expense ............      473        401        401       401          148        9,458        9,606       15,207
Dividends on preferred stock .....      N/A        N/A        N/A       N/A          N/A        5,185        5,185            0
Amortization of bond issue
costs ............................       14         21         21        21            6          411          417          417
Amortization of deferred debt ....        0          0          0         0            0          192          192          192
Interest expense on rental expense      401        194        144       128           41          124          165          165
                                    -------    -------    -------   -------      -------      -------      -------      -------
Total fixed charges ..............      888        616        566       550          195       15,370       15,565       15,981
                                    =======    =======    =======   =======      =======      =======      =======      =======
Income before income taxes,
extraordinary items and fixed
charges ..........................    3,829      9,249     13,132    25,132        9,265       30,150       39,415       39,831
                                    =======    =======    =======   =======      =======      =======      =======      =======
Ratio of earnings to fixed
charges ..........................      4.3       15.0       23.2      45.7         47.5          2.0          2.5          2.5
                                    =======    =======    =======   =======      =======      =======      =======      =======


                                                           SIX MONTHS ENDED
                                     --------------------------------------------------------------
                                                         (dollars in thousands)

                                                                               1997         1997
                                        1996         1996         1996      Historical    Pro Forma
                                       -------      -------      -------    ----------    ---------
                                    (3.5 Months) (2.5 Months)  (6 Months)
                                    (Predecessor) (Successor)  (Combined)   (Successor)  (Successor)

Income before income taxes .......     $ 8,988      $ 3,428      $12,416      $13,291      $10,416
Equity income (loss) .............          82          521          603        1,582        1,582
                                       -------      -------      -------      -------      -------
Income before income taxes and
extraordinary items ..............       9,070        3,949       13,019       14,873       11,998
Fixed charges:
Cash interest expense ............         148        2,981        3,129        6,010        8,885
Dividends on preferred stock .....         N/A        1,443        1,443        3,993            0
Amortization of bond issue
costs ............................           6          118          124          282          282
Amortization of deferred debt ....           0           55           55          135          135
Interest expense on rental expense          41           36           77           91           91
                                       -------      -------      -------      -------      -------
Total fixed charges ..............         195        4,633        4,828       10,511        9,393
                                       =======      =======      =======      =======      =======
Income before income taxes,
extraordinary items and fixed
charges ..........................       9,265        8,582       17,847       25,384       21,391
                                       =======      =======      =======      =======      =======
Ratio of earnings to fixed
charges ..........................        47.5          1.9          3.7          2.4          2.3
                                       =======      =======      =======      =======      =======